UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

October 5, 2004

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2004, the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) of Amgen Inc. (the “Company”) approved an amendment to the Amgen Retirement and Savings Plan (As Amended and Restated Effective as of January 1, 2003) (the “Retirement and Savings Plan”) and approved the amendment and restatement of the Amgen Supplemental Retirement Plan (As Amended and Restated Effective November 1, 1999) (the “Supplemental Retirement Plan”) and the Amgen Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan”), respectively. A description of the amendment and the amendment and restatement, as the case may be, to each plan follows below.

Third Amendment of the Retirement and Savings Plan

The Third Amendment to the Retirement and Savings Plan, effective on the dates specified therein, provides, among other things, clarification of the groups of individuals who are eligible to participate in the plan and eliminates the year of service requirement for regular part-time employee eligibility. It also provides that true-up matching contributions will generally be made quarterly and that the suspension of a participant from the plan for plan loan default is six months instead of twelve months. The amendment provides that if a participant has entered into an arbitration agreement with the Company, that arbitration agreement will govern following the participant’s compliance with the plan’s claims procedures. Further this amendment is designed to clarify certain administrative practices and allows the plan to be a “safe harbor” plan to eliminate certain non-discrimination testing requirements. The form of this amendment is filed with this report as Exhibit 10.1.

Amendment and Restatement of the Supplemental Retirement Plan

The Supplemental Retirement Plan is amended and restated effective January 1, 2005 to incorporate amendments to the plan since its most recent amendment and restatement and to provide, among other things, that employees of certain subsidiaries and affiliates of the Company are eligible to participate, that eligible employees are automatically enrolled and will receive a contribution equal to 10% of their eligible compensation, that installments are eliminated as a distribution option and that the vesting schedule for contributions under the plan is a three-year cliff (except for contributions made with respect to contributions to the Nonqualified Deferred Compensation Plan, which vest immediately). The plan is further amended to provide that the elapsed time method for counting service will be used in lieu of tracking actual hours of service. The form of this plan as amended and restated is filed with this report as Exhibit 10.2.

Amendment and Restatement of the Nonqualified Deferred Compensation Plan

The Nonqualified Deferred Compensation Plan is amended and restated effective January 1, 2005 to incorporate amendments made to the plan since its adoption and to amend the plan to provide, among other things, that employees of certain subsidiaries and affiliates of the Company are eligible to participate, that the minimum annual deferral be raised to $5,000 and that participants may elect to time their plan deferrals so that deferrals will begin after they have made the maximum deferrals allowed under the Company’s 401(k) or 1165(e) plan, as applicable. The plan’s distribution provisions are amended to eliminate retirement age as a basis for distribution, to allow a participant who terminates his or her employment for any reason to receive installments, to provide that installments will commence and lump sum distributions will occur as soon as administratively practicable after the start of the plan year following the plan year in which the participant’s employment terminated and to eliminate voluntary in-service withdrawals (except for those relating to unforeseeable financial emergencies). The plan is also amended to limit installment elections to vested account balances in excess of $50,000 and to eliminate the ability of beneficiaries to convert installment payments to a lump sum distribution. Further, the plan is amended to provide that if a participant has entered into an arbitration agreement with the Company, that arbitration agreement will govern following the participant’s compliance with the plan’s claims procedures. The form of this plan as amended and restated is filed with this report as Exhibit 10.3.

Also on October 5, 2004, the Compensation Committee approved a retention payment in the amount of $1,000,000.00 to be credited to the account of Fabrizio Bonanni, Senior Vice President, Manufacturing, in the Nonqualified Deferred Compensation Plan. The retention payment constitutes a “Company Contribution” under the terms of the Nonqualified Deferred Compensation Plan and, pursuant to the terms of that plan, the Compensation Committee established vesting provisions for such Company Contribution. Under these provisions, Mr. Bonanni will vest in the Company Contribution when he satisfies the following conditions: 1) he remains actively and continuously employed with the Company or an Employer (as defined in the Nonqualified Deferred Compensation Plan) through and including August 1, 2007 and 2) it is determined by Kevin Sharer, Chairman of the Board, Chief Executive Officer and President of the Company, (or his successor or designee), in his (or her) sole discretion, that during the period between the awarding of the Company Contribution and August 1, 2007, Mr. Bonanni continued to perform his job responsibilities in an exceptional manner. Further, if prior to August 1, 2007, Mr. Bonanni’s employment terminates as a result of his death or if Mr. Bonanni experiences a Disability (as defined in the Nonqualified Deferred Compensation Plan), the Company Contribution will vest immediately. The Company Contribution is subject to gains and losses, depending upon Mr. Bonanni’s Measurement Fund (as defined in the Nonqualified Deferred Compensation Plan) selections. Such Company Contribution will be credited to Mr. Bonanni’s account on October 13, 2004. Except where made more specific by the above, the general terms and conditions of the Nonqualified Deferred Compensation Plan, as amended from time to time, apply to the Company Contribution.

Item 9.01. Financial Statements and Exhibits.

10.1	Third Amendment of the Amgen Retirement and Savings Plan (As Amended and Restated Effective as of January 1, 2003).

10.2	Amgen Supplemental Retirement Plan (As Amended and Restated Effective January 1, 2005).

10.3	Amgen Nonqualified Deferred Compensation Plan (As Amended and Restated Effective January 1, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: October 7, 2004	By:	/S/ BRIAN MCNAMEE
	Name:	Brian McNamee
	Title:	Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit Number	Document Description
10.1	Third Amendment of the Amgen Retirement and Savings Plan (As Amended and Restated Effective as of January 1, 2003).

10.2	Amgen Supplemental Retirement Plan (As Amended and Restated Effective January 1, 2005).

10.3	Amgen Nonqualified Deferred Compensation Plan (As Amended and Restated Effective January 1, 2005).